Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO • MONTREAL

SLF

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 16, 2012 relating to the consolidated financial statements of Kallo Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

Schwartz Levitsky Feldman LLP
Chartered Accountants
Licensed Public Accountants

Toronto, Ontario, Canada
October 19, 2012

2300 Yonge Street
Toronto, Ontario M4P 1E4
Tel: 416 785 5353
Fax: 416 785 5663